SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   August 2, 2007

Beverage Creations, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	000-26187
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

360 Main Street, P.O. Box 393

 Washington, VA

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

540-675-3149

 (ISSUER TELEPHONE NUMBER)

Tidalwave Holdings, Inc.

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On or about August 2, 2007 , a total of 16,014,080 shares of the issued and outstanding common stock of Beverage Creations, Inc. (the "Company") and 24,511,920 preferred shares of the issued and outstanding preferred stock of the Company were transferred from  J.R. Stirling, officer and director and majority shareholder of the Company, to Belmont Partners, LLC.  In exchange for an aggregate of $75,000 in cash. The  shares will be transferred pursuant to a Stock Purchase Agreement executed on August 2, 2007. The total of 24,511,920 preferred shares represented all of the shares of outstanding preferred stock of the Company at the time of transfer.  The combined total of 16,014,840 shares of common stock and the 24,511,920 convertible preferred shares, upon conversion, represent greater than 50% of the common stock outstanding in Tidalwave Holdings, Inc.  The total of 16,014,080 shares of common stock and 24,511,920 preferred shares are currently pending delivery to Belmont Partners, LLC.  As part of the acquisition,  the following changes to the Company's directors and officers have occurred:

▪

As of August 2, 2007 Joseph J. Meuse was appointed as the Company's  President, Chief Executive Officer, Chief

Financial Officer, Chairman of the Board and Secretary.

▪

J.R. Stirling  then resigned from his positions with the Company's Board of Directors and as the Company's President,

Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, effective August 2, 2007

▪

L. Edward Bache then resigned from his positions with the Company’s Board of Directors.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

J.R. Stirling resigned as a member of the Company's Board of Directors effective as of August 2, 2007. J.R. Stirling also resigned as the Company's President, Chief Executive Officer, and Chairman of the Board, effective August 2, 2007. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

L. Edward Bache resigned as a member of the Company’s Board of Directors effective as of August 2, 2007.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Joseph Meuse of Belmont Partners LLC was appointed as the Company's President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary.

Mr. Joseph Meuse, Chairman & President

Joseph Meuse has been involved with corporate restructuring and reverse mergers since 1995.  He has been a Managing Partner at Belmont Partners as well as Castle Capital Partners since 1995. Additionally, Mr. Meuse maintains a position as a Board member of the following corporations: Volcanic Gold, Inc., Pivotal Technologies, Inc., Discas, Inc., Aztec Technology Partners, Inc.,  Niagara Systems, Inc., Retail Holdings, Inc., NuOasis Laughlin, Inc., Big Red Gold, Inc., PacWest Transfer, Global Filings, and 3-D Shopping, Inc. Mr. Meuse attended the College of William and Mary.

ITEM 8.01. OTHER EVENTS.

On or about August 2, 2007, the Company filed a Certificate of Amendment with the State of Florida to change the name of the Corporation from Tidalwave Holdings, Inc. to Beverage Creations, Inc.  The change was approved by the Company’s sole officer and director, Joseph Meuse.  The Corporate Name Change has been approved because the new name better represents the Company's new business focus.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Exhibits.

Stock Purchase Agreement signed August 2, 2007 between J.R. Stirling and Joseph Meuse of Belmont Partners, LLC
Certificate of Amendment filed with the State of Florida on August 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Beverage Creations, Inc.

By:	/s/ Joseph Meuse
Joseph Meuse President

Dated: August 21, 2007

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